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Exhibit 4.12

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF February 1, 2008

to

INDENTURE

dated as of September 22, 2005

among

MOLSON COORS CAPITAL FINANCE ULC,

as Issuer,

THE GUARANTORS NAMED THEREIN,

as Guarantors,

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as U.S. Trustee

and

COMPUTER SHARE TRUST COMPANY

as Canadian Trustee

        FOURTH SUPPLEMENTAL INDENTURE, dated as of February 1, 2008 (this "Fourth Supplemental Indenture"), to the Indenture dated as of September 22, 2005, as supplemented by the First Supplemental Indenture and Second Supplemental Indenture thereto, each dated as of September 22, 2005, and the Third Supplemental Indenture thereto dated as of April 10, 2007 (collectively, the "Original Indenture" and, together with this Fourth Supplemental Indenture, the "Indenture"), among Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company (the "Company"), Molson Coors Brewing Company, a Delaware corporation, Coors Brewing Company, a Colorado corporation, Coors Distributing Company, a Colorado corporation, Coors Worldwide, Inc., a Colorado corporation, Coors International Market Development, L.L.L.P., a Colorado limited liability limited partnership, Coors Global Properties, Inc., a Colorado corporation, Coors Intercontinental, Inc., a Colorado corporation, Coors Brewing Company International, Inc., a Colorado corporation, Molson Coors International L.P., a Delaware limited partnership, CBC Holdco, Inc., a Colorado corporation, MCBC International Holdco, Inc., a Colorado corporation, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Coors International Holdco, ULC, a Nova Scotia unlimited liability company, Molson Coors Callco ULC, a Nova Scotia unlimited liability company (collectively, the "Guarantors"), The Bank of New York, Trust Company, N.A., as successor to TD Banknorth, National Association, as U.S. Trustee (the "U.S. Trustee") and Computer Share Trust Company, a trust company duly amalgamated and existing under the laws of Canada, as successor to The Canada Trust Company, as Canadian Trustee (the "Canadian Trustee" and together with the U.S. Trustee, the "Trustees").

        WHEREAS, the Company, the Guarantors and the Trustees are authorized to enter into this Fourth Supplemental Indenture pursuant to Section 9.01(2) of the Original Indenture;

        WHEREAS, MCBC International Holdco, Inc., a Guarantor, has merged with and into CBC Holdco, Inc., a Guarantor, with CBC Holdco, Inc. being the surviving Person; and

        WHEREAS, Section 5.01(b) of the Indenture requires that when a Guarantor merges into another Person, the surviving Person shall expressly assume all the obligations of such Guarantor, if any, under its Subsidiary Guaranty and this Indenture.

        NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

        That the parties hereto hereby agree as follows:

        Section 1    Defined Terms; Rules of Interpretation.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture. The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

        Section 2    Assumption of Obligations.    CBC Holdco, Inc. hereby expressly assumes all the obligations of MCBC International Holdco, Inc. under its Subsidiary Guaranty and this Indenture.

        Section 3    Counterparts.    This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        Section 4    Governing Law.    This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

        Section 5    Concerning the Trustees.    In carrying out the Trustees' responsibilities hereunder, the Trustees shall have all of the rights, protections, and immunities which the Trustees possess under the Original Indenture (as modified by the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture). The recitals contained herein shall be taken as the statements of the Company, and the Trustees assume no responsibility for their correctness. The Trustees make no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

        IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS CAPITAL FINANCE ULC
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	President and Chief Executive Officer
GUARANTORS:
COORS BREWING COMPANY
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	Treasurer, Chief Corporate Finance Officer
MOLSON COORS BREWING COMPANY
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	Vice President, Global Treasurer
COORS DISTRIBUTING COMPANY
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	Treasurer
CBC HOLDCO, INC.
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	President

MOLSON COORS INTERNATIONAL LP
By:	MOLSON COORS INTERNATIONAL GENERAL, ULC Its General Partner
	By:	/s/ TIMOTHY E. SCULLY
		Name:	Timothy E. Scully
		Title:	Chief Financial Officer
MOLSON COORS INTERNATIONAL GENERAL, ULC
By:	/s/ TIMOTHY E. SCULLY
Name:	Timothy E. Scully
Title:	Chief Financial Officer
COORS INTERNATIONAL HOLDCO, ULC
By:	/s/ TIMOTHY E. SCULLY
Name:	Timothy E. Scully
Title:	Chief Financial Officer
MOLSON COORS CALLCO ULC
By:	/s/ TIMOTHY E. SCULLY
Name:	Timothy E. Scully
Title:	Chief Financial Officer
COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.
By:	COORS GLOBAL PROPERTIES, INC., Its General Partner
	By:	/s/ PATTI ZENK BEACOM
		Name:	Patti Zenk Beacom
		Title:	President
COORS GLOBAL PROPERTIES, INC.
By:	/s/ PATTI ZENK BEACOM
Name:	Patti Zenk Beacom
Title:	President

THE BANK OF NEW YORK TRUST COMPANY, N.A., as U.S. Trustee
By:	/s/ VANETA I. BERNARD
Name:	Vaneta I. Bernard
Title:	Vice President
COMPUTER SHARE TRUST COMPANY, as U.S. Trustee
By:	/s/ MICHELLE MENDONCA
Name:	Michelle Mendonca
Title:	Professional, Corporate Trust
By:	/s/ MOHANIE SHIVPRASAD
Name:	Mohanie Shivprasad
Title:	Administrator, Corporate Trust

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FOURTH SUPPLEMENTAL INDENTURE DATED AS OF February 1, 2008 to INDENTURE dated as of September 22, 2005 among MOLSON COORS CAPITAL FINANCE ULC, as Issuer, THE GUARANTORS NAMED THEREIN, as Guarantors, THE BANK OF NEW YORK TRUST COMPANY, N.A., as U.S. Trustee and COMPUTER SHARE TRUST COMPANY as Canadian Trustee